November 5, 1998


Mr. Christopher J. Carey
1418 Jericho Road
Abington, PA  19001

Dear Chris:

I am pleased to confirm the conditions of our employment offer as follows:

1.  Annualized Salary:  $250,000

2.  Target Bonus (for 1999 performance):  $150,000

3. Stock Option:  40,000,  with  5-year vesting schedule, 10-year term.
                  Immediate vesting if change of control (which is defined as the dissolution or liquidation of Provident or any merger in which Provident is not the surviving corporation).

4.  Title:  Executive Vice President & CFO of PFGI

5.  Change of Control:  If any change of control (see above definition)
                        over the next 2 years, base salary and target bonus guaranteed for the 2-year period following the effective date of change of control.

6.  Termination of Employment:  If  for  other  than  acts  which  were illegal, willfully negligent, dishonest, fraudulent, or were gross misconduct, the balance of base salary and target bonus payable through the following 1-year period.

7.  Relocation:  Coverage  as  detailed  in comprehensive policy (being mailed to your home).

8.  Benefits:  All  rights  and  privileges  as  provided  to  all Bank employees (feel free to contact Terry Henley, Senior Vice President, Human Resources, at (513) 579-2098.

9.  Deferred Compensation:  Eligible 1/1/99

10. Vacation:  4 weeks

11. Drug Test & Bondability:  Offer  contingent  upon  passing the drug exam and bondability.

Chris, I look forward to your joining us as soon as possible. If you agree with the terms of this offer, please sign below and return a copy to me.

Sincerely,


/s/ Robert L. Hoverson
Robert L. Hoverson
President & Chief Executive Officer

Agreed and accepted:


/s/  Christopher J. Carey
-------------------------
Christopher J. Carey

Date: November 16, 1998
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